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HEWLETT-PACKARD COMPANY

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# HP is Misleading Stockholders:
# Financial Analysis Illustrates that
# Compaq Merger Destroys Stockholder Value

[1]	HP 425, 9/25/01, Ms. Fiorina’s speech to the European IDC Forum, p. 2

[2]	Amendment No. 2 to HP form S-4, 1/14/02, p. 50; HP Letter to Shareholders, 1/18/02; Financial Times 1/19/02; TheDeal.com, 1/21/02

[1]	Goldman Sachs comparable company index is comprised of companies used by Goldman in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP relating to HP’s proposed merger with Compaq and includes AAPL, ACN, CSC, DELL, EDS, EMC, GTW, IBM, KCIN, NTAP, and SUNW. Index is weighted by shares outstanding.

[1]	HP 425 Filing, 12/19/01, p. 30

[2]	Represents the value of the core dilution of the transaction before the realization of cost savings at HP’s current 2002 calendar year price-earnings multiple of 23.7x. Calendar 2002 pro forma earnings before cost savings calculated based on First Call consensus earnings estimates of $0.89 and $1.27 for HP for fiscal years 2002 and 2003, respectively, and $0.25 for Compaq for its fiscal 2002. Under management’s present value methodology, the core dilution has a value of $3.36 per share based on calendar 2004 earnings estimates.

[3]	“[HP’s pro forma] financial statements do not include any adjustments for liabilities resulting from integration planning, as management of HP and Compaq are in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately will be recorded for severance or relocation costs related to Compaq employees, costs of vacating some facilities (leased or owned) of Compaq, or other costs associated with exiting activities of Compaq that would affect amounts in the pro forma financial statements. In addition, HP may incur significant restructuring charges upon completion of the merger or in subsequent quarters for severance or relocation costs related to HP employees, costs of vacating some facilities (leased or owned) of HP, and other costs associated with exiting activities of HP.” – Amendment No. 2 to HP S-4 Filing, 01/14/02, p. 103

[1]	For complete detail on sources, see page 49 of the “Report to the Trustees of the William R. Hewlett Revocable Trust on the Proposed Merger of Hewlett-Packard” filed with the SEC under cover of Schedule 14A on 11/16/2001

[2]	Analysts’ estimates exclude Salomon Smith Barney as they are advisers to Compaq

[3]	Parties to Walter Hewlett proxy solicitation

[4]	“HP Position on Compaq Merger,” 12/19/01, p. 27

[5]	Represents Post-deal 1999 performance vs. analyst estimates. For complete detail see p. 50 of reference in footnote No. 1

[6]	“Computer Company” results outlined in McKinsey Quarterly, “Why Mergers Fail,” 2001 Number 4. (Name of actual company disguised in article). In early 2001, HP retained McKinsey & Co. to assist in HP’s evaluation of strategic alternatives and potential acquisition candidates including Compaq

[7]	Sun 10Q, 10K, Sun 1/18/02 earnings press release. Represents 12 month period ending 12/31, (FY ends 6/30)

[8]	HP 11/14/01 earnings press release. Represents 12 month period ending 10/31 (excluding restructuring and merger-related costs)

[9]	Apple FY2001 10K. Represents 12 month period ending 9/29

[10]	Compaq earnings press release 1/16/02. Represents 12 month period ending 12/31 (excluding restructuring and merger-related costs)

[11]	Morgan Stanley, “Gateway: Better Margin Structure, Lower Rev Run Rate,” 1/8/02, page 3

[12]	FFL/Parthenon assumption based on historical experience of tech companies, revenue loss in services, and high fixed cost assumptions post planned cost synergies

[13]	Amendment No. 2 to HP S-4, 1/14/02, p. 53 “...weighted average contribution margin of 12%...”

# 3. The Analysis Assumes Successful Integration and Underestimates the Execution Risk

- ***"…these anticipated benefits and synergies are based on projections and assumptions, not actual experience, and assume a successful integration."***

  – HP S-4, Amendment No. 2, p. 21

- Neither management team has led a similar integration
- HP's claim that experience of spin-offs is relevant is disingenuous or naïve. Unlike mergers, spin-offs have:
  - No integration risk
  - No layoffs
  - No cultural integration
  - No management power struggle
  - Little impact on customers
  - No product rationalization
  - No salesforce integration
  - Increased focus and strategic clarity
- McKinsey (HP's advisor) estimates that 40% of mergers and acquisitions fail to achieve targeted cost savings, and 89% fail to avoid a revenue slowdown[1]
- DEC, Tandem, Apollo, VeriFone – HP and Compaq's past acquisitions – are all considered to have failed to meet expectations
- Nevertheless, Ms. Fiorina claims:
  - *"But actually, not screwing it up isn't that tough."*

    – Carly Fiorina, CNET News, 01/17/02

[1]	McKinsey Quarterly, “Why Mergers Fail,” 2001, Number 4. In early 2001, HP retained McKinsey & Co. to assist in HP’s evaluation of strategic alternatives and potential acquisition candidates including Compaq

# 3. HP and Compaq Have a History of Overoptimism

**HP Earnings**

*"'Certain expectations she [Ms. Fiorina] led shareholders to adopt were not fulfilled and could not have been fulfilled,' said Daniel Kunstler, senior analyst at investment bank J.P. Morgan in San Francisco. As a result, she was seen as 'lacking in credibility,' he said."* -- San Francisco Chronicle, 12/9/01

*"…offering apologies for missing the forecast to HP's board at an emergency meeting Sunday, Fiorina told analysts she was raising HP's sales growth target for fiscal 2001 from 15% to as much as 17%"* -- Business Week, 2/19/01

*"The newly lowered outlook marks another difficult moment for Fiorina, who has been criticized for giving Wall Street high targets and then having to lower them. Last fall, she repeatedly stuck to a forecast that HP's sales would rise 15 to 17 percent this year…"* --AP, 4/19/01

*"Are these CEOs compulsive optimists? Setting targets and aiming high – classic traits of natural salespeople like Fiorina and Galli – is important, but as any serious PR pro will tell you, effective communication depends on honesty, not hyperbole."* --PR Week, 1/21/02

**PwC Merger**

*"The best way to accelerate our growth is through the acquisition of a premier consultancy."* -- Ms. Fiorina, The Globe and Mail, 10/30/00

- However, PwC merger discussions were aborted over concerns about integration risks and HP's declining stock price

**Strong Balance Sheet**

- Management initially claimed a "stronger balance sheet" as a "key asset" of the merged company, but Moody's downgraded HP, and S&P's outlook turned negative. This claim has been dropped from Amendment Number 2 to the S-4

**Market Reaction to Proposed Merger**

- *"[Ms. Fiorina] didn't expect the stock to drop so far…"* -- Business Week, 12/24/01

**CPQ Forecasts**

- Compaq reduced guidance four weeks after announcement. Analysts forecasts today are 62% lower for 2002 than at time of announcement

| First Call EPS Estimates | 2001 | 2002 | 2003 |
|---|---|---|---|
| At announcement[1] | $0.36 | $0.66 | $0.88 |
| Actual/Current[2] | $0.15 | $0.25 | $0.46 |
| Percent Change | (58.3%) | (62.1%) | (47.7%) |

**2001 Guidance**

- In a challenging year, HP and Compaq management missed their guidance at the beginning of the year by 64% and 87%, respectively, compared to the comparable company average of 46%[3]

[1]	Based on First Call estimates as of August 31, 2001

[2]	Based on First Call estimates as of January 18, 2002

[3]	See page 15 of this presentation

[1]	An index of comparable companies missed earnings by 2% and 46% in 2000 and 2001 respectively. This index is comprised of companies used by Goldman in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP relating to HP’s proposed merger with Compaq and includes AAPL, CSC, DELL, EDS, EMC, GTW, IBM, NTAP, SUNW, excludes ACN and KCIN as they were not publicly traded on January 1, 2001. Index is weighted by shares outstanding. Numbers are calendarized for each quarter, especially relevant for companies with odd fiscal years (HP, DELL).

[1]	Based on assumptions similar to management’s outlined on page 30 of HP “Position on Compaq Merger,” 12/19/01. Present values, except for core dilution and cost to achieve savings, calculated as of January 21, 2002 based on a 20x forward price-earnings multiple applied to net earnings impact in calendar year 2004. Assumes 26% marginal tax rate

[2]	Assumes net pre-tax cost savings in calendar year 2004 of $2.0 billion based on $2.5 billion in cost savings and $0.5 billion in lost profit on lost revenues. Lost profit calculation assumes $84.0 billion in revenue in calendar year 2004 before revenue losses, 4.9% revenue loss, 12% contribution margin.

[3]	Represents the value of the core dilution of the transaction before the realization of cost savings at HP’s current 2002 calendar year price-earnings multiple of 23.7x. Calendar 2002 pro forma earnings before cost savings calculated based on First Call consensus earnings estimates of $0.89 and $1.27 for HP for fiscal years 2002 and 2003, respectively, and $0.25 for Compaq for its fiscal 2002. Under management’s present value methodology, the core dilution has a value of $3.36 per share based on calendar 2004 earnings estimates.

[4]	Realistic case based on $1.3 billion restructuring charge established in connection with Compaq’s acquisition of DEC in 1998, which also involved approximately 15,000 layoffs, and the $635 million in retention bonuses announced by management in the proposed HP/Compaq merger. Downside case based on 50% premium to realistic case (11.4% of transaction value). Compaq/DEC restructuring charge as a percentage of transaction value was 13.5%. Excludes the impact of new employment agreements with Ms. Fiorna and Mr. Capellas. Assumes cash is paid out ratably over the first six months following closing

[5]	Realistic case based on BofA, “Hewlett-Packard: “Management Turns up the Heat,” 12/19/01 base case of 87.8% of management estimate realized in 2003 ($1.8 billion assumed vs. management estimates of $2.1 billion). Downside based on BofA downside case 75.6% of management estimate realized in 2003 ($1.6 billion assumed vs. management estimates of $2.1 billion).

[6]	Realistic case based on historical experience of tech companies, revenue loss in services, and higher fixed cost assumptions post planned cost synergies. See analysis presented on p. 21-26. Downside case based on discount to Compaq/DEC transaction.

[7]	Realistic case assumption based on historical experience of tech companies, revenue loss in services. Downside case based on discount to McKinsey computer company example (see “Revenue Loss Benchmarks” on p. 12).

[1]	See footnotes on page 16 for bases of assumptions

# We Believe Management's Assumptions Are Unrealistic

## Magnitude of Lost Revenue

**4.9% Revenue Loss Assumption Is Too Low**

- Revenue loss will not be limited to PCs and Enterprise
- Majority of analysts predict much higher revenue loss
- Precedent transactions have shown greater revenue deterioration

**10%-12% Revenue Loss More Likely**

## Contribution Margin on Lost Revenue

**12% Contribution Margin Assumption on Lost Sales is Too Low**

- HP's contribution margin is inconsistent with experience of technology companies
- HP assumes no loss in higher margin services and mid and high-end enterprise products
- HP assumes no fixed costs in Cost of Goods Sold (COGS)
- After $2.5B in cost reductions, there will be little room for further operating cost reductions

**25% Contribution Margin on Lost Revenue is More Likely**

[1]	“HP Position on Compaq Merger,” 12/19/01, p. 27

[2]	“ In the Aftermath of the Compaq Deal,” SG Cowen Perspectives, 10/10/01 – only firm to provide a comprehensive segment breakout. “CPQ Deal will Produce a Stronger Competitor...But,” UBS Warburg, 10/29/01 states that “The history of server combinations indicates that 35% or more erosion to the acquired customer base can be expected,” which translates into a 19% loss of Enterprise revenues for the combined company.

[3]	For complete detail on sources, see page 49 of the “Report to the Trustees of the William R. Hewlett Revocable Trust on the Proposed Merger of Hewlett-Packard” filed with the SEC under Schedule 14A on 11/16/2001

[4]	Party to Walter Hewlett Proxy solicitation

[5]	Representing Compaq in Proposed HP/Compaq Merger

[6]	Reference note 3, p. 50

[1]	HP 425 Filing, 12/19/01, p. 44

[2]	UBS Warburg Alpha Customer Study, “Hewlett-Packard: It’s About Revenues,” 12/13/01

[1]	Sun 10Q, 10K, Sun 1/18/02 earnings press release. Represents 12 month period ending 12/31, (FY ends 6/30)

[2]	HP 11/14/01 earnings press release. Represents 12 month period ending 10/31 (excluding restructuring and merger-related costs)

[3]	Apple FY2001 10K. Represents 12 month period ending 9/29

[4]	Compaq earnings press release 1/16/02. Represents 12 month period ending 12/31 (excluding restructuring and merger-related costs)

[5]	Morgan Stanley, “Gateway: Better Margin Structure, Lower Rev Run Rate,” 1/8/02, p. 3

[6]	FFL/Parthenon assumption based on historical experience of tech companies, revenue loss in services, and higher fixed cost assumptions post planned cost synergies

[7]	Amendment No. 2 to HP form S-4, 01/14/02, page 53 “...weighted average contribution margin of 12%...”

[8]	Represents Post-deal 1999 performance vs. analyst estimates. See p. 12

[1]	UBS Warburg, “Hewlett-Packard: ‘It’s About Revenues,’” 12/13/01. Survey found that 90% of Compaq Alpha customers would consider another vendor if HP plans to migrate them. This is in contrast to HP’s representation that revenue losses would come from lower margin products (HP 425 Filing, 12/19/01, p. 44)

[2]	HP 425 Filing, 12/19/01, p. 45

[3]	SG Cowen, “In the Aftermath of the Compaq Deal,” 10/10/01, p. 6

# HP's Assumption of No Fixed Costs in COGS is Nonsensical

- If Cost of Goods Sold (COGS) were completely variable with revenue changes (had no fixed costs), then for every 10% revenue decline, COGS would decrease by 10%
- However, in 2001 COGS at the computing companies in the chart below decreased only 7.5% for every 10% decline in revenue, suggesting fixed costs exist in COGS

**HP Fixed/Variable Assumptions[1]**

| Segment | Percent of COGS that are Fixed | Percent of Operating Expenses that are Fixed |
|---|---|---|
| Access | 0% | 100% |
| Enterprise | 0% | 50% |

**Decrease in COGS for a 10% Decrease in Revenue[2]**

Percent decline in COGS for 10% decrease in revenue
10%
8%
6%
4%
2%
0%
10%
9.3%
9.0%
8.8%
6.0%
4.2%
Average= 7.5%
HP Deal Assumption
Gateway
Compaq
Apple
HP
Sun
Historical Experience 2000 to 2001

[1]	HP 425 Filing, 12/19/01, p. 27, footnote (2)

[2]	For sources, see page 12 of this presentation

# HP Assumptions Imply an Implausibly Low Fixed Cost Structure

- For lost enterprise sales, HP assumptions imply that 5.3% of total costs are fixed
- This amount of fixed cost seems implausible when considering all the components of fixed costs in the business

**Implied Total Fixed Cost Structure on Lost Sales with HP Assumptions**

| | Access | Enterprise |
|---|---|---|
| Contribution Margin | 11.0% | 14.0% |
| Less: Op. Margin[1] | 3.0% | 9.2% |
| **Total Fixed Cost as % of Sales[2]** | **8.0%** | **4.8%** |
| **Total Fixed Cost as % of Total Cost** | **7.8%** | **5.3%** |

| | Cost of Goods Sold | Operating Expenses |
|---|---|---|
| **Variable Costs** | • Materials | • Sales Commission |
| **Semi-Fixed Costs or Step Costs (Split between variable and fixed)** | • Direct manufacturing labor[3]<br>• Consultants for services division<br>• Material handling, inspection costs<br>• Inventory obsolescence[3] | • SG&A employee salaries |
| **Fixed Costs** | • Manufacturing plant costs/utilities<br>• Distribution center costs<br>• Manufacturing management overhead salaries<br>• Depreciation on manufacturing equipment and facilities<br>• Amortization of patents | • Headquarters / office costs and utilities<br>• R&D<br>• Senior management<br>• Sales management<br>• Marketing and advertising<br>• Admin/IT<br>• Depreciation of buildings and office equipment |

**Q: How can all of these costs total only 5.3% of total costs on lost enterprise sales?**

[1]	HP 425 Filing, 12/19/01, p. 19.

[2]	Profit Contribution = Operating Income + Fixed Costs; therefore, Profit Contribution – Operating Income = Fixed Costs. Total fixed costs defined as fixed operating expenses plus fixed COGS

[3]	One time costs as step costs

[1]	Based on weighted average operating margin of 6.1% on lost revenues and weighted average gross margin of 20.7% on lost revenues. Operating margin calculated from Management’s segment operating margin statements on p. 19 of HP 425 filing, 12/19/01. Revenue loss estimates by segment from SG Cowen, 10/10/01, “Hewlett Packard, In the Aftermath of the Compaq Deal,” p. 9, and UBS Warburg, 10/29/01, “CPQ Deal Will Produce a Stronger Competitor But....,” p. 1, as described on page 20 of this presentation. Gross margin calculated from Management’s statement of 11% for Access (p. 27, p. 45, in 425 filing, 12/19/01) and uses SG Cowen’s FY03 gross margin of 35.6% for IT Infrastructure and 28% for Services, as they are the only firm to provide a segment breakout for FY03. Though management has not specified the gross margins for these segments, we assume that SG Cowen has been guided by management to arrive at reasonable Enterprise and Services gross margin estimates. These gross margins by segment are weighted to arrive at weighted average gross margin for lost revenues using the methodology described above.

[2]	HP 425 Filing, 12/19/01, p. 27, footnote (2).

[3]	Weighted average fixed costs as a percentage of COGS for lost sales in Access, Enterprise and Services. We assume Access has the lowest fixed costs as a percentage of COGS; Enterprise has several percentage points more fixed costs as a percentage of COGS than Access; Services has substantially higher fixed costs as a percentage of COGS since the majority of Services costs are in salaries of professionals, which are more fixed than manufacturing costs

# Appendix:
# Overview of Contribution Margin Concept

# Contribution Margin Definition and Components

- Contribution margin is the key to understanding the profit impact of revenue loss
  - How much profit do you lose for every dollar of revenue loss?

**Contribution Margin** = 100% of Revenue – Variable Costs (as a percent of revenue)
= Operating Margin + Fixed Costs (as a percent of revenue)

- In order to calculate contribution, there needs to be an understanding of which costs are fixed and which are variable

| | Cost of Goods Sold | Operating Expenses |
|---|---|---|
| **Variable Costs** | • Materials | • Sales Commission |
| **Semi-Fixed Costs or Step Costs (Split between variable and fixed)** | • Direct manufacturing labor[1]<br>• Consultants for services division<br>• Material handling, inspection costs<br>• Inventory obsolescence[1] | • SG&A employee salaries |
| **Fixed Costs** | • Manufacturing plant costs/utilities<br>• Distribution center costs<br>• Manufacturing management overhead salaries<br>• Depreciation on manufacturing equipment and facilities<br>• Amortization of patents | • Headquarters / office costs and utilities<br>• R&D<br>• Senior management<br>• Sales management<br>• Marketing and advertising<br>• Admin/IT<br>• Depreciation of buildings and office equipment |

[1]	One time costs as step costs

# Illustration of Contribution Margin Calculation

Typical Margin View
Fixed/Variable Cost Breakdown
Contribution Margin View
(Revenue less variable cost = contribution)
Percent of Revenue
100%
0%
Cost of Goods Sold (COGS) 66%
Operating Expense (OE) 25%
Operating Income 9%
Gross Margin
Operating Margin
How do we get to contribution margin?
(1) Divide COGS into two cost categories
- Fixed: e.g. facilities, etc.
- Variable: e.g. component costs, etc.
(2) Divide Operating Expense into two cost categories
- Fixed: e.g. Corp HQ, etc.
- Variable: e.g. Sales commissions, etc.
Variable COGS 59%
Fixed COGS 7%
Variable OE 5%
Fixed OE 20%
Operating Income 9%
Operating Margin
Revenue
Variable COGS 59%
Variable OE 5%
Fixed COGS 7%
Fixed OE 20%
Operating Income 9%
Contribution Margin
Operating Margin
Contribution

| | |
|---|---|
| Revenue | 100.0 |
| Total COGS | 65.7 |
| Gross Profit | 34.3 |
| *Gross Margin%* | *34.3%* |
| Operating Expense | 25.1 |
| Operating Income | 9.2 |
| *Operating Margin%* | *9.2%* |

| | |
|---|---|
| Revenue | 100.0 |
| Variable COGS | 59.1 |
| Fixed COGS | 6.6 |
| Total COGS | 65.7 |
| Gross Profit | 34.3 |
| *Gross Margin%* | *34.3%* |
| Variable OE | 5.0 |
| Fixed OE | 20.1 |
| Operating Expense | 25.1 |
| Operating Income | 9.2 |
| *Operating Margin %* | *9.2%* |

| | |
|---|---|
| Revenue | 100.0 |
| Variable COGS | 59.1 |
| Variable OE | 5.0 |
| Total Variable Costs | 64.2 |
| Contribution | 35.9 |
| *Contribution Margin* | *35.9%* |
| Fixed COGS | 6.6 |
| Fixed OE | 20.1 |
| Total Fixed Costs | 26.7 |
| Operating Income | 9.2 |
| *Operating Margin %* | *9.2%* |

# Contribution is Key to Understanding Profit Impact of Revenue Loss

- When revenue declines, profits decline at a higher rate because fixed costs cannot be cut

**Contribution Margin View of Hypothetical P&L Statement**

| | Base Case | 10% Revenue Decline |
|---|---|---|
| Revenue | 100.0 | 90.0 |
| Variable COGS | 59.1 | 53.2 |
| Variable Operating Expense | 5.0 | 4.5 |
| Total Variable Costs | 64.2 | 57.7 |
| Contribution | 35.9 | 32.3 |
| *Contribution Margin* | *35.9%* | *35.9%* |
| Fixed COGS | 6.6 | 6.6 |
| Fixed Operating Expense | 20.1 | 20.1 |
| Total Fixed Costs | 26.7 | 26.7 |
| Operating Income | 9.2 | 5.6 |
| *Operating Margin %* | *9.2%* | *6.2%* |

10% Decline in Revenue

Results in.....

39% Decline in Operating Income